Exhibit 10.1

LOAN AGREEMENT

Among

GE GOVERNMENT FINANCE, INC.,

as Lender,

and

CITY OF CLARKSVILLE, ARKANSAS,

as Issuer,

and

GREENVILLE TUBE COMPANY,

as Borrower

Dated as of December 1, 2007

_______________________________

This instrument constitutes a security agreement

under the Arkansas Uniform Commercial Code.

_________________________________

LOAN AGREEMENT

Lender:

GE Government Finance, Inc.

Suite 470

8400 Normandale Lake Boulevard

Minneapolis, MN  55437

Telephone: (800) 346-3164

Telecopier: (952) 897-5601

Issuer:

City of Clarksville, Arkansas

205 Walnut Street

Clarksville, AR  72830

Attn: Mayor

Telephone:

(479) 754-6486

Telecopier:

(479) 754-4052

Borrower:

Greenville Tube Company

2505 Foster Avenue

P.O. Box 389

Janesville, WI  53547-0389

Attn: Barry Nuss

Telephone:

(608) 531-3137

Telecopier:

(608) 754-0889

THIS LOAN AGREEMENT dated as of December 1, 2007 (this “Agreement”) among GE Government Finance, Inc., a Delaware corporation, as lender (with its permitted successors and assigns, “Lender”), City of Clarksville, Arkansas, a municipality duly organized and validly existing under the laws of the state of Arkansas (the “State”), as issuer (“Issuer”), and Greenville Tube Company, a Delaware corporation, as borrower (“Borrower”).

WHEREAS, Issuer is authorized and empowered under the laws of the State, including  the Municipalities and Counties Industrial Development Revenue Bond Law, Section 14-164-201 et seq., Arkansas Code Annotated, as amended, and the Revenue Bond Act of 1987, Section 19-9-601 et seq., Arkansas Code Annotated, as amended (collectively, the “Act”), to issue industrial development revenue bonds and to enter into loan agreements, contracts and other instruments and documents necessary or convenient to obtain loans for the purpose of facilitating the financing of certain projects as described in the Act; and

WHEREAS, in furtherance of the purposes of the Act, Issuer proposes to finance all or a portion of the Project (as hereinafter defined) for Borrower pursuant to this Agreement by issuing an industrial development revenue bond and lending the proceeds thereof to Borrower; and

WHEREAS, Borrower proposes to borrow the proceeds of the Bond (as hereinafter defined) upon the terms and conditions set forth herein to finance the Project Costs (as hereinafter defined); and

WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to Lender as assignee of Issuer and holder of the Bond; and

WHEREAS, this Agreement and the Bond shall not be deemed to constitute a debt or liability or moral obligation of the State or any political subdivision thereof, or a pledge of the faith and credit or taxing power of the State or any political subdivision thereof, but shall be a special obligation payable solely from the Loan Payments payable hereunder by Borrower to Lender as assignee of Issuer;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:

ARTICLE I

DEFINITIONS AND EXHIBITS

Section 1.01.  Definitions.  The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

“Agreement” means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

“Bond” means Issuer’s $2,000,000 Industrial Development Revenue Bond (Greenville Tube Company Project), Series 2007 in the form attached hereto as Exhibit E.

“Borrower” means Greenville Tube Company, a Delaware corporation.

“Borrower Documents” means, collectively, this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and any other agreements, documents or certificates executed by Borrower in connection with the Loan contemplated by this Agreement.

“Business Day” means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York.

“Code” means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

“Collateral” means (a) the Equipment, (b) all general intangibles, software intangibles and other property relating thereto, (c) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed or used in connection with any of the foregoing property, (d) all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing property, (e) all securities, funds, moneys, deposits and other property at any time held in or subject to the Escrow Fund, (f) all accessions thereto, (g) all substitutions for any of the foregoing property, and (h) all products and proceeds of any of the foregoing property (including, without limitation, any property acquired by Borrower with such proceeds).

“Damaged Collateral” means any portion of the Collateral that is lost, stolen, destroyed or damaged beyond repair.

“Damaged Collateral Amount” means an amount equal to the product of (a) the then current Prepayment Amount and (b) a percentage equal to the original cost of the Damaged Collateral divided by the original cost of all of the Collateral.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

“Determination of Taxability” means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Lender of counsel qualified in such matters, that an Event of Taxability shall have occurred.  A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

(a)

the date when Borrower files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred; or

(b)

the effective date of any federal legislation enacted after the date of this Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Agreement; or

(c)

if upon sale, lease or other deliberate action taken with respect to the Project within the meaning of Treas. Reg. § 1.141-2(d), the failure to receive an unqualified opinion of bond counsel to the effect that such deliberate action will not cause interest payable by Borrower hereunder to become includable in the gross income of the recipient.

“Environmental Laws” has the meaning ascribed thereto in paragraph (h) of Article V hereof.

“Equipment” means the equipment, goods and other property financed or refinanced with the proceeds of the Bond and the Loan and the property identified in Exhibit A hereto.

“Escrow Agent” means Marshall & Ilsley Trust Company, N.A., as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated as of December 1, 2007 among Lender, Issuer, Borrower and Escrow Agent.

“Escrow Fund” means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

“Event of Taxability” means if as the result of any act, failure to act or use of the proceeds of the Loan, a change in use of the Project or any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Regulatory Agreement by Issuer or Borrower or the enactment of any federal legislation after the date of this Agreement or the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Agreement or for any other reason, the Interest is or becomes includable in Lender’s gross income.

“GAAP” means generally accepted accounting principles applied on a consistent basis.

“GE Capital Entity” means GE Government Finance, Inc., General Electric Capital Corporation or any of its or their affiliates.

“Gross-Up Rate” means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate a total payment in an amount sufficient such that the sum of the Interest payment plus an additional payment would, after reduced by the federal tax (including interest and penalties) actually payable thereon, equal the amount of the Interest payment; provided, however, the Gross-Up Rate shall in no event exceed the Maximum Rate.

“Guarantor” means RathGibson, Inc., a Delaware corporation.

“Guaranty Agreement” means the Corporate Guaranty Agreement dated as of December 1, 2007, executed by Guarantor in favor of Lender.

“Interest” means the portion of any payment from Issuer to Lender designated as and comprising interest as shown in Exhibit A hereto.

“Issuer” means City of Clarksville, Arkansas, acting as issuer under this Agreement.

“Lender” means (a) GE Government Finance, Inc., acting as lender under this Agreement, (b) any surviving, resulting or transferee corporation of GE Government Finance, Inc. and (c) except where the context requires otherwise, any assignee(s) of Lender.

“Loan” means the loan from Issuer to Borrower pursuant to this Agreement.

“Loan Payments” means the loan payments payable by Borrower pursuant to the provisions of this Agreement and the Bond as specifically set forth in Exhibit A hereto.  As provided in Article II hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer and holder of the Bond, in the amounts and at the times as set forth in Exhibit A hereto.

“Loan Proceeds” means the total amount of money to be paid pursuant to Section 2.02 hereof by Lender to (a) Borrower or any Vendor for the Project Costs or (b) Escrow Agent for deposit and application in accordance with the Escrow Agreement.

“Material Contract” means any instrument, agreement or other document with an indebtedness or other monetary obligation of Borrower or Guarantor of $100,000 or more, and which would allow the holder thereof the right to accelerate payment or performance by Borrower or Guarantor upon default thereunder by Borrower or Guarantor.

“Maximum Rate” means nine and seventy five hundredths percent (9.75%) per annum.

“Prepayment Amount” means the amount which Borrower may or must from time to time pay or cause to be paid to Lender as assignee of Issuer and holder of the Bond in order to prepay the Loan and the Bond, as provided in Section 2.07 hereof, such amounts being set forth in Exhibit A hereto, together with accrued interest and all other amounts due hereunder.

“Principal” means the portion of any Loan Payment designated as principal in Exhibit A hereto.

“Project” means the acquisition and installation of the Equipment.

“Project Costs” means the acquisition and installation costs of the Project, including those to be paid to any Vendor or reimbursed to Borrower for any portion thereof, and any administrative, engineering, legal, financial and other costs incurred by Lender, Issuer, Borrower, Escrow Agent or any Vendor in connection with the acquisition, installation and financing by Lender of such Project and the costs of issuance which may be paid pursuant to the Tax Regulatory Agreement, which Project Costs are set forth in Exhibit F hereto.

“Purchase Agreements” means Borrower’s purchase agreements with Vendors of the Project.

“State” means the State of Arkansas.

“Tax Regulatory Agreement” means the Tax Regulatory Agreement of even date herewith among Borrower, Issuer and Lender, as such Tax Regulatory Agreement may be amended from time to time in accordance with its terms.

“Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations) and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any governmental authority (including, without limitation, the United States

Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

“UCC” means the Uniform Commercial Code as adopted and in effect in the State.

“Vendor” means the manufacturer or vendor of any portion of the Project, as well as the agents or dealers of the manufacturer, from whom Borrower has purchased or is purchasing portions of the Project.

Section 1.02.  Exhibits.  The following exhibits are attached hereto and made a part hereof:

Exhibit A:

Schedule of Equipment and Loan Payments describing the Equipment and setting forth the Loan Payments and Prepayment Amounts.  Issuer hereby authorizes Lender to insert in Exhibit A the serial or other identifying numbers relating to the Equipment when available.

Exhibit B:

Form of opinion of counsel to Borrower and Guarantor.

Exhibit C:

Form of opinion of counsel to Issuer.

Exhibit D:

Form of opinion of special tax counsel.

Exhibit E:

Form of Bond.

Exhibit F:

Schedule of Project Costs.

Exhibit G:

Form of Certificate of Chief Financial Officer.

Section 1.03.  Rules of Construction.  (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa.  The use herein of a word of any gender shall include correlative words of all genders.

(b)

Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed.  The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole.

(c)

The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

ARTICLE II

FINANCING OF PROJECT AND TERMS OF LOAN

Section 2.01.  Acquisition of Project.  Borrower either has ordered or shall order the Project pursuant to one or more Purchase Agreements from one or more Vendors.  Borrower shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any portion of the Project covered by any Purchase Agreement, and neither Lender nor Issuer shall assume any such liability or risk of loss.

Section 2.02.  Loan.  Lender hereby agrees, subject to the terms and conditions of this Agreement, to purchase the Bond in the amount of $2,000,000.00; Issuer hereby agrees, subject to the terms and conditions of this Agreement, to issue the Bond and to lend the proceeds thereof to Borrower; and Borrower hereby agrees to borrow such proceeds from Issuer.  Upon fulfillment of the conditions set forth in Article III hereof, Lender shall deposit the Loan Proceeds in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement.  Issuer’s obligation to make payments on the Bond, and Borrower’s obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date that Loan Proceeds are deposited in the Escrow Fund.

Section 2.03.  Interest.  The principal amount of the Bond and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of 12 30-day months) at the rate of five and thirty two hundredths percent (5.32%).  Interest accruing on the principal balance of the Bond and the Loan outstanding from time to time shall be payable as provided in Exhibit A and in the Bond and upon earlier demand in accordance with the terms hereof or prepayment in accordance with the terms of the Bond and Section 2.07 hereof.  Upon the occurrence of a Determination of Taxability, Borrower shall, with respect to future interest payments, begin making Loan Payments calculated at the Gross-Up Rate.  In addition, Borrower shall make immediately upon demand of Lender a payment to Lender sufficient to supplement prior Loan Payments to the Gross-Up Rate.

Section 2.04.  Payments.  Issuer shall pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, but only out of the amounts paid by Borrower pursuant to this Agreement.  Borrower shall pay to Lender, as assignee of Issuer, Loan Payments, in the amounts and on the dates set forth in Exhibit A hereto.  Additionally, Borrower shall pay to Lender, as assignee of Issuer and holder of the Bond, an amount equal to the product of (i) the Maximum Rate and (ii) the delinquent amount of any Loan Payment not paid when due.  As security for its obligation to pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, Issuer assigns to Lender all of Issuer’s right to receive Loan Payments from Borrower hereunder and all of Issuer’s rights hereunder, and Issuer irrevocably constitutes and appoints Lender and any present or future officer or agent of Lender as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Loan Payments and any other payments due hereunder and under the Bond and to sue in any court for such Loan Payments or other payments, to exercise all rights hereunder with respect to the Collateral, and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms.  Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer’s assignee and holder of the Bond, and shall be credited against Issuer’s payment obligations hereunder and under the Bond.  No provision, covenant or agreement contained in this Agreement or any obligation imposed on Issuer herein or under the Bond, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues.  In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to the application of the Loan Payments to be paid by Borrower hereunder.  All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds.  No recourse shall be had by Lender or Borrower for any claim based on this Agreement, the Bond or the Tax Regulatory Agreement against any director, officer, employee or agent of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

Section 2.05.  Payment on Non-Business Days.  Whenever any payment to be made hereunder or under the Bond shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 2.06.  Loan Payments To Be Unconditional.  The obligations of Borrower to make the Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Project to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Project or any accident, condemnation, destruction or unforeseen circumstances.  Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

Section 2.07.  Prepayments.

(a) Borrower may, in its discretion, prepay the Loan and the Bond in whole at any time by paying the applicable Prepayment Amount.

(b)

Borrower shall prepay the Loan and the Bond in whole or in part at any time pursuant to Article IX hereof by paying the applicable Damaged Collateral Amount.

(c)

Borrower shall prepay the Loan and the Bond in full immediately upon demand of Lender after the occurrence of an Event of Default by paying the applicable Prepayment Amount.  A portion of such prepayment may be made with funds remaining in the Escrow Fund pursuant to the Escrow Agreement.

(d)

Borrower shall prepay the Loan and the Bond in full immediately upon demand of Lender after the occurrence of a Determination of Taxability by paying the applicable

Prepayment Amount plus an amount necessary to supplement the prior Loan Payments to the Gross-Up Rate.

(e)

The amounts due hereunder shall be repaid, and the amounts due under the Bond shall be paid, in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Section 2.03 of the Escrow Agreement and, if less than 80% of the amount deposited in the Escrow Fund has been disbursed pursuant to the Escrow Agreement, together with a prepayment premium calculated at the percentage used to determine the Prepayment Amount at the date of such prepayment.

Upon any prepayment in part of the Loan, the prepayment shall be applied to the Loan Payments and any other amounts due hereunder as determined by Lender.

ARTICLE III

CONDITIONS PRECEDENT

Lender’s agreement to purchase the Bond and to disburse the Loan Proceeds shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

(a)

This Agreement, properly executed on behalf of Issuer and Borrower, and each of the Exhibits hereto properly completed.

(b)

The Bond, properly executed on behalf of Issuer.

(c)

The Tax Regulatory Agreement, properly executed on behalf of Issuer and Borrower.

(d)

The Escrow Agreement, properly executed on behalf of Issuer, Borrower and Escrow Agent.

(e)

The Guaranty Agreement, properly executed on behalf of Guarantor.

(f)

A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Borrower, authorizing the execution, delivery and performance of the Borrower Documents and any related documents, (ii) the bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver the Borrower Documents and other instruments, agreements and certificates on behalf of Borrower.

(g)

A certificate of the Secretary or an Assistant Secretary of Guarantor, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Guarantor, authorizing the execution, delivery and performance of the

Guaranty Agreement and any related documents, (ii) the bylaws of Guarantor, and (iii) the signatures of the officers or agents of Guarantor authorized to execute and deliver the Guaranty Agreement and other instruments, agreements and certificates on behalf of Guarantor.

(h)

Currently certified copies of the Articles of Incorporation of Borrower.

(i)

Currently certified copies of the Articles of Incorporation of Guarantor.

(j)

A Certificate of Good Standing issued as to Borrower by the Secretary of State of the state of Borrower’s incorporation not more than 20 days prior to the date hereof.

(k)

A Certificate of Good Standing issued as to Guarantor by the Secretary of State of the state of Guarantor’s incorporation not more than 20 days prior to the date hereof.

(l)

Certificates of the insurance required hereunder, containing a lender’s loss payable clause or endorsement in favor of Lender.

(m)

A completed and executed Form 8038 or evidence of filing thereof with the Secretary of Treasury.

(n)

A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.

(o)

Evidence that the issuance of the Bond for the purpose of financing of the Project has been approved by the “applicable elected representative” after a public hearing held upon reasonable notice.

(p)

A true and correct copy of any and all leases pursuant to which Borrower is leasing the property where the Collateral will be located, together with a landlord’s disclaimer and consent with respect to each such lease.

(q)

A true and correct copy of any and all mortgages, deeds of trust or similar agreements (whether or not Borrower is a party to any such agreement) relating to the property where the Collateral will be located, together with a mortgagee’s waiver with respect to each such mortgage, deed of trust or similar agreement.

(r)

Financing statements authorized by Borrower, as debtor, and naming Lender, as secured party, and/or the original certificate of title or manufacturer’s certificate of origin and title application if any of the Collateral is subject to certificate of title laws.

(s)

Financing statements authorized by Issuer, as debtor, and naming Lender, as secured party.

(t)

Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, (ii) no financing statements have been filed and remain in effect against Borrower relating to the Collateral except those financing statements filed by Lender, and (iii) all financing statements necessary to perfect the security interest created pursuant to this Agreement have been filed.

(u)

An opinion of counsel to Borrower and Guarantor, addressed to Lender and Issuer, in the form attached hereto as Exhibit B or otherwise acceptable to Lender.

(v)

An opinion of counsel to Issuer, addressed to Lender and Borrower, in the form attached hereto as Exhibit C or otherwise acceptable to Lender.

(w)

An opinion of special tax counsel, addressed to Lender, in the form attached hereto as Exhibit D or otherwise acceptable to Lender.

(x)

Payment of Lender’s fees, commissions and expenses required by Section 12.01 hereof.

(y)

Payment of Issuer’s reasonable fees, commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(z)

Any other documents or items required by Lender.

Lender’s agreement to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

(aa)

Lender shall have received each of the items required for a disbursement pursuant to the Escrow Agreement;

(bb)

Lender shall have received in form and substance satisfactory to Lender Vendor invoice(s) and/or bill(s) of sale relating to the Project and, if such invoices have been paid by Issuer or Borrower, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code;

(cc)

the representations and warranties contained in Articles IV and V hereof are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(dd)

no Default, Event of Default or Determination of Taxability has occurred.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

(a)

Issuer is a political subdivision (a city of the first class) duly created and validly existing under the Constitution and laws of the State.

(b)

Issuer will exercise its best efforts to preserve and keep in full force and affect its existence as a body politic and corporate and a public instrumentality.

(c)

Issuer is authorized under the Constitution and laws of the State to issue the Bond and to enter into this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

(d)

Issuer has duly authorized the issuance of the Bond and the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the ordinance of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of the Bond, this Agreement, the Escrow Agreement and the Tax Regulatory Agreement against Issuer, and Issuer has complied with such public bidding requirements as may be applicable to the Bond, this Agreement, the Escrow Agreement and the Project.  Issuer has taken all necessary action and has complied with all provisions of the Act, including but not limited to the making of the findings required by the Act, required to make the Bond, this Agreement, the Escrow Agreement and the Tax Regulatory Agreement the valid and binding obligation of Issuer.

(e)

The officer of Issuer executing the Bond, this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and any related documents has been duly authorized to issue the Bond and to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Issuer’s governing body, or by other appropriate official action.

(f)

The Bond, this Agreement, the Escrow Agreement and the Tax Regulatory Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(g)

Issuer has assigned to Lender all of Issuer’s rights in this Agreement (except any indemnification payable to Issuer pursuant to Section 7.06 hereof and notice to Issuer pursuant to Section 12.03 hereof).

(h)

Issuer will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

(i)

None of the issuance of the Bond or the execution and delivery of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of the Bond, this Agreement, the Escrow Agreement or the Tax Regulatory Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

(j)

There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer’s knowledge, threatened against or affecting Issuer, challenging Issuer’s authority to issue the Bond or to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of the Bond, this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

(k)

Issuer will submit or cause to be submitted to the Secretary of the Treasury a Form 8038 (or other information reporting statement) at the time and in the form required by the Code.

(l)

The issuance of the Bond for the purpose of financing the Project has been approved by the “applicable elected representative” (as defined in Section 147(f) of the Code) after a public hearing held upon reasonable notice.

(m)

Issuer will comply fully at all times with the Tax Regulatory Agreement, and Issuer will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

(n)

Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. § 1.148-2(c) or consenting to a deliberate action within the meaning of Treas. Reg. § 1.141-2(d)), and Issuer will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

(a)

Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has power to enter into the Borrower Documents and by proper corporate action has duly authorized the execution and delivery of the Borrower Documents.  Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.  Borrower’s exact legal name is as set forth on the execution page hereof.

(b)

Borrower has been fully authorized to execute and deliver the Borrower Documents under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of the Borrower Documents and the Borrower Documents have been duly authorized, executed and delivered.

(c)

The officer of Borrower executing the Borrower Documents and any related documents has been duly authorized to execute and deliver the Borrower Documents and such related documents under the terms and provisions of a resolution of Borrower’s board of directors.

(d)

The Borrower Documents constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(e)

The execution and delivery of the Borrower Documents, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.

(f)

The authorization, execution, delivery and performance of this Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

(g)

There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower, challenging Borrower’s authority to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Borrower which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or could reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of Borrower.

(h)

The property at which the Collateral is located is properly zoned for its current and anticipated use and the use of the Collateral will not violate any applicable zoning, land use, environmental or similar law or restriction.  Borrower has all licenses and permits to use the Collateral. Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes (“Environmental Laws”) at Borrower’s facilities or in connection with the operation of its facilities.  Except as previously disclosed to Lender in writing, Borrower and all activities of Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto.  Except as previously disclosed to Lender in writing, Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware.  Except as previously disclosed to Lender in writing, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

(i)

The Project is of the type authorized and permitted to be financed with the proceeds of the Bond pursuant to the Act.

(j)

Borrower owns or will own the Project and intends to operate the Project, or cause the Project to be operated, for industrial purposes within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

(k)

Borrower will not take any action that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. § 1.148-2(c) or deliberate action within the meaning of Treas. Reg. § 1.141-2(d)), and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

(l)

Borrower has heretofore furnished to Lender the audited financial statements of Guarantor for its fiscal years ended January 31, 2004, January 31, 2005, January 31, 2006 and January 31, 2007, and the unaudited financial statement of Guarantor for the quarter ended July 31, 2007, and those statements fairly present the financial condition of Guarantor on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP.  Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Guarantor.

(m)

Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it.  Borrower has filed all federal, state and local tax returns which are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

(n)

Borrower has or will have good and absolute title to all Collateral and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Agreement.

(o)

Borrower has authorized Lender to file financing statements, and such financing statements when filed will be sufficient to perfect the security interest created pursuant to this Agreement.  When such financing statements are filed in the offices noted therein, Lender, as holder of the Bond, will have a valid and perfected security interest in the Collateral, subject to no other security interest, assignment, lien or encumbrance.  None of the Collateral is or will become a fixture on real estate.  None of the Collateral constitutes a replacement of, substitution for or accessory to any property of Borrower subject to a lien of any kind.  Borrower leases the real property where the Collateral will be located.

(p)

Borrower will aid and assist Issuer in connection with preparing and submitting to the Secretary of the Treasury a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

(q)

Borrower will comply fully at all times with the Tax Regulatory Agreement, and Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

(r)

Expenses for work done by officers or employees of Borrower in connection with the Project will be included as a Project Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and (iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with GAAP.

(s)

Any costs incurred with respect to that part of the Project paid from the Loan Proceeds shall be treated or capable of being treated on the books of Borrower as capital expenditures in conformity with GAAP.

(t)

No part of the Loan Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting a Project Cost.

(u)

No person other than Borrower is in occupancy or possession of any portion of the real property where the Project is located.

(v)

The Project is property of the character subject to the allowance for depreciation under Section 167 of the Code.

(w)

Neither Borrower nor any individual or entity owning directly or indirectly any interest in Borrower, is an individual or entity whose property or interests are subject to being “blocked” under any of the Terrorism Laws or is otherwise in violation of any of the Terrorism Laws.

ARTICLE VI

TITLE TO COLLATERAL; SECURITY INTEREST

Section 6.01.  Title to Collateral.  Legal title to the Collateral and any and all repairs, replacements, substitutions and modifications to the Collateral shall be in Borrower.  Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower, and keep the Collateral free and clear of all such claims, liens and processes other than the liens created hereby.

Section 6.02.  Security Interest in Collateral.  This Agreement is intended to constitute a security agreement within the meaning of the UCC.  As security for Borrower’s payment to

Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender hereunder, Borrower hereby grants to Lender a security interest constituting a first lien on the Collateral.  To the extent that the same entity (or an affiliate thereof) is the lender under this Agreement and under any other document or agreement with Borrower, the security interest in the Collateral shall secure all of Borrower’s obligations under all such agreements, but shall not secure Borrower’s obligations under any such agreements under which a different entity is the lender.  Borrower ratifies its previous authorization for Lender to pre-file UCC financing statements and any amendments thereto describing the Collateral and containing any other information required by the applicable UCC.  Borrower authorizes Lender, and hereby grants Lender a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto describing the Collateral and containing any other information required by the applicable UCC and all proper terminations of the filings of other secured parties with respect to the Collateral, in such form and substance as Lender, in its sole discretion, may determine.  Borrower agrees to execute such additional documents, including demands for terminations, assignments, affidavits, notices and similar instruments, in form satisfactory to Lender, and take such other actions that Lender deems necessary or appropriate to establish and maintain the security interest created by this Section, and Borrower hereby designates and appoints Lender as its agent, and grants to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Borrower such additional documents and to take such other actions.  Borrower hereby waives any right that Borrower may have to file with the applicable filing officer any financing statement, amendment, termination or other record pertaining to the Collateral and/or Lender’s interest therein.  If requested by Lender, Borrower shall obtain a landlord and/or mortgagee’s consent and waiver with respect to the property where the Collateral is located.  If requested by Lender, Borrower shall conspicuously mark the Collateral with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender’s security interest in the Collateral.

Section 6.03.  Change in Name or Corporate Structure of Borrower; Change in Location of Borrower’s Chief Executive Office or Principal Executive Office.  Borrower’s chief executive office and principal executive office are located at the address set forth above, and all of Borrower’s records relating to its business and the Collateral are kept at such location.  Borrower hereby agrees to provide written notice to Lender and Issuer of any change or proposed change in its name, corporate structure, chief executive office or principal executive office or change or proposed change in the location of the Collateral.  Such notice shall be provided 30 days in advance of the date that such change or proposed change is planned to take effect.

Section 6.04.  Liens and Encumbrances to Title.  Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, charge, encumbrance or claim (together, “Liens”) on or with respect to the Collateral other than as created by this Agreement or on or with respect to the real property where the Collateral will be located; provided, however, Borrower may create, incur, assume or suffer to exist a mortgage, deed of trust or similar lien on the real property where the Collateral will be located if Borrower provides Lender with a mortgagee’s waiver or similar waiver in form and substance acceptable to Lender.  Borrower shall promptly, at its own expense, take such action as may be necessary to discharge or remove any such Lien or to provide Lender with a mortgagee’s waiver or similar waiver.  Borrower shall reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien or for obtaining such waiver.

Section 6.05.  Personal Property.  The parties hereby agree that the Collateral is, and during the period this Agreement is in force will remain, personal property and, when subjected to use by Borrower hereunder, will not be or become fixtures.

Section 6.06.  Assignment of Insurance.  As additional security for the payment and performance of Borrower’s obligations hereunder, Borrower hereby assigns to Lender any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender.  Borrower hereby assigns to Lender any and all moneys due or to become due with respect to any condemnation proceeding affecting the Collateral.  At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender’s name or in Borrower’s name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

Section 6.07.  Occupancy.  (a) Borrower hereby irrevocably grants to Lender the right to occupy the property where the Collateral is located (the “Premises”) at any time after the occurrence and during the continuance of an Event of Default.

(b)

Lender may occupy the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Collateral and for other purposes that Lender may in good faith deem to be related or incidental purposes.

(c)

The right of Lender to occupy the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all obligations of Borrower and Issuer hereunder, and (ii) final sale or disposition of all of the Collateral and delivery of all such Collateral to purchasers.

(d)

Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises.  Borrower will pay, or reimburse Lender for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

ARTICLE VII

AFFIRMATIVE COVENANTS OF BORROWER

So long as the Loan shall remain unpaid, Borrower will comply with the following requirements:

Section 7.01.  Reporting Requirements.  Borrower will deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to Lender:

(a)

as soon as available, and in any event within 120 days after the end of each fiscal year of Guarantor, audited financial statements of Guarantor with the unqualified opinion of independent certified public accountants selected by Guarantor and acceptable to Lender, which annual financial statements shall include the balance sheet of Guarantor as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of Guarantor for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder;  and (ii) a certificate of the chief financial officer of Guarantor in the form of Exhibit G hereto stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default by Borrower hereunder and, if so, stating in reasonable detail the facts with respect thereto;

(b)

as soon as available and in any event within 90 days after the end of each fiscal quarter of Guarantor, an unaudited/internal balance sheet and statements of income and retained earnings of Guarantor as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP and certified by the chief financial officer of Guarantor, subject to year-end audit adjustments; and accompanied by a certificate of that officer in the form of Exhibit G hereto stating (i) that such financial statements have been prepared in accordance with GAAP; and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default by Borrower hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c)

upon request of Lender, income tax returns of  Guarantor;

(d)

immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower of the type described in Article V hereof or which seek a monetary recovery against Borrower in excess of $100,000 or Guarantor in excess of $500,000;

(e)

as promptly as practicable (but in any event not later than five Business Days) after an officer of Borrower obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

(f)

promptly upon knowledge thereof, notice of any loss or destruction of or damage to any of the Collateral or of any material adverse change in any of the Collateral;

(g)

promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation, articles of incorporation or bylaws;

(h)

promptly upon knowledge thereof, notice of the violation by Borrower of any law, rule or regulation, the noncompliance with which could reasonably be expected to cause a material adverse effect on its financial condition, operations, business or prospects;

(i)

promptly upon receipt thereof, a copy of any notice of audit from the Internal Revenue Service;

(j)

within 30 days of request by Lender, evidence satisfactory to Lender that Borrower has complied with the capital expenditure limitations of Code section 144(a)(4); and

(k)

promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower or Guarantor.

Section 7.02.  Books and Records; Inspection and Examination.  Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to Borrower’s business and financial condition and such other matters as Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon request of Lender, will permit any officer, employee, attorney or accountant for Lender to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower at all times during ordinary business hours, upon no less than three (3) days prior written notice to Borrower and to discuss the affairs of Borrower with any of its directors, officers, employees or agents.  Borrower will permit Lender, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Collateral at any time during Borrower’s business hours, upon no less than three (3) days prior written notice to Borrower.

Section 7.03.  Compliance With Laws; Environmental Indemnity.  Borrower will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which could reasonably be expected to cause a material adverse effect on its financial condition, operations, business or prospects, (b) comply with all applicable Environmental Laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.  Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Collateral.  Borrower shall comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each portion of the Collateral) with all laws of the jurisdictions in which its operations involving any portion of the Collateral may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the portions of the Project or its interest or rights under this Agreement.  Borrower will indemnify, defend and hold Issuer and Lender harmless from and against any claims, loss or damage to which Issuer or Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Borrower or on property owned, leased or controlled by Borrower.  This indemnification shall survive the termination of this Agreement and payment of the indebtedness hereunder and under the Bond.

Section 7.04.  Payment of Taxes and Other Claims.  Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is diligently being contested in good faith by appropriate proceedings.  Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Collateral, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Collateral.

Section 7.05.  Maintenance of Collateral.  Borrower shall, at its own expense, maintain, preserve and keep the Collateral in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Collateral in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted.  Borrower shall maintain the Collateral in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer’s recommended maintenance requirements.  In the event that any parts or accessories forming part of any portion or portions of the Collateral become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair).  All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Collateral and, as such, shall be subject to the terms of this Agreement.  Neither Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Collateral.

Section 7.06.  Insurance.  (a) Borrower shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Collateral sufficient to protect Lender from liability in all events, with a coverage limit of not less than $1,000,000 per occurrence unless a different coverage minimum with respect to particular collateral is required by Lender, and (ii) insurance against such hazards as Lender may require, including, but not limited to, all-risk casualty and property insurance, in an amount equal to the greater of the full replacement cost of the Collateral with new collateral having substantially similar specifications or the applicable Prepayment Amount.

(b)

If required by State law, Borrower shall carry workers’ compensation insurance covering all employees on, in, near or about the Collateral, and upon request, shall furnish to Lender certificates evidencing such coverage.

(c)

All insurance policies required by this Article shall be taken out and maintained with insurance companies acceptable to Lender; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least 30 days before the cancellation or revision becomes effective.  No insurance shall be subject to any co-insurance clause.  Each insurance policy required by this Article shall name Lender as an additional insured party and loss payee without regard to any breach of warranty or other act or omission of Borrower and shall include a lender’s loss payable endorsement for the benefit of Lender.  Prior to the delivery of Collateral, Borrower shall deposit with Lender evidence satisfactory to Lender of such insurance and, prior to the expiration thereof, shall provide Lender evidence of all renewals or replacements thereof.

(d)

As among Lender, Borrower and Issuer, Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any of the Collateral and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Borrower or of third parties, and whether such property damage be to Borrower’s property or the property of others.  Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender and Issuer for and will indemnify, defend and hold Lender and Issuer harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys’ fees) (collectively “Losses”) of whatsoever kind and nature, imposed on, incurred by or asserted against Lender or Issuer that in any way relate to or arise out of this Agreement, the transactions contemplated hereby and the Project and the Collateral, including but not limited to, (i) the selection, manufacture, purchase, acceptance or rejection of the Collateral or the ownership of the Collateral, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Collateral, (iii) the condition of the Collateral sold or otherwise disposed of after possession by Borrower, (iv) any patent or copyright infringement, (v) the conduct of Borrower, its officers, employees and agents, (vi) a breach of Borrower of any of its covenants or obligations hereunder and (vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Collateral, including, but not limited to investigation, removal, cleanup and remedial costs, and excluding any Losses arising out of any claim to the extent that such loss or claim arises solely and directly out of any misrepresentation by or on behalf of, or an act of negligence or willful misconduct of, any indemnified party.  All amounts payable by Borrower pursuant to the immediately preceding sentence shall be paid immediately upon demand of Issuer or Lender, as the case may be.  This provision shall survive the termination of this Agreement.

Section 7.07.  Preservation of Corporate Existence.  Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

Section 7.08.  Performance by Lender.  If Borrower at any time fails to perform or observe any of the covenants or agreements contained in any Borrower Document, and if such failure shall continue for a period of 10 calendar days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in Sections 7.05 and 7.06 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender’s option, in Lender’s name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of 18% per annum or the highest rate permitted by law.  To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

ARTICLE VIII

NEGATIVE COVENANTS OF BORROWER

So long as the Loan and the Bond shall remain unpaid, Borrower agrees that:

Section 8.01.  Sale of Assets.  Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Collateral or the Project or any interest therein (whether in one transaction or in a series of transactions).

Section 8.02.  Consolidation and Merger.  Borrower will not consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person.

Section 8.03.  Accounting.  Borrower will not adopt, permit or consent to any material change in accounting principles other than as required by GAAP.  Borrower will not adopt, permit or consent to any change in its fiscal year.

Section 8.04.  Modifications and Substitutions.  (a) Borrower will not make any material alterations, modifications or additions to the Collateral which cannot be removed without materially damaging the functional capabilities or economic value of the Collateral.  Upon return of the Collateral to Lender and at the request of Lender, Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Collateral as necessary to return the Collateral to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

(b)

Notwithstanding the provisions of subparagraph (a) of this Section, Borrower may, with the prior written consent of Lender, substitute for parts, elements, portions or all of the Collateral, other parts, elements, portions, equipment or facilities; provided, however, that any substitutions made pursuant to Borrower’s obligations to make repairs referenced under any provision of this Agreement shall not require such prior written consent.  Borrower shall provide such documents or assurances as Lender may reasonably request to maintain or confirm the security interest assigned to Lender in the Collateral as so modified or substituted.

ARTICLE IX

DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS

Borrower shall provide a complete written report to Lender immediately upon any loss, theft, damage or destruction of any Collateral and of any accident involving any Collateral.  With respect to any Damaged Collateral, Borrower shall as soon as practicable after such event either: (a) replace the same at Borrower’s sole cost and expense with collateral having substantially similar specifications and of equal or greater value to the Damaged Collateral immediately prior to the time of the loss occurrence, such replacement collateral to be subject to Lender’s approval, whereupon such replacement collateral shall be substituted in this Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the Damaged Collateral Amount.  Borrower shall notify Lender of which course of action it will take within 15 calendar days after the loss occurrence.  If, within 45 calendar days of the loss occurrence, (a) Borrower fails to notify Lender; (b) Borrower and Lender fail to execute an amendment to this Agreement to delete the Damaged Collateral and add the replacement collateral or (c) Borrower fails to pay the Damaged Collateral Amount, then Lender may, at its sole discretion, declare the Damaged Collateral Amount to be immediately due and payable, and Borrower is required to pay the same.  The Net Proceeds of insurance with respect to the Damaged Collateral shall be made available by Lender to be applied to discharge Borrower’s obligation under this Article.  The payment of the Damaged Collateral Amount and the termination of Lender’s interest in the Damaged Collateral is subject to the terms of Section 2.07 hereof.  For purposes of this Article, the term “Net Proceeds” shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys’ fees) incurred in the collection of such claim or award.

ARTICLE X

ASSIGNMENT, SUBLEASING AND SELLING

Section 10.01.  Assignment by Lender.  This Agreement, and the obligations of Borrower to make payments hereunder, may be assigned and reassigned in whole or in part to one or more assignees or subassignees (who shall be purchaser of the Bond or an interest therein) by Lender at any time subsequent to its execution, without the necessity of obtaining the consent of Issuer or Borrower; provided, however, that no such assignment or reassignment shall be effective unless and until (a) Issuer and Borrower shall have received notice of the assignment or reassignment disclosing the name and address of the assignee or subassignee, which notice Issuer shall maintain as evidence of the ownership and registration of the Bond, and (b) in the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Agreement and the Bond, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Borrower, to furnish such information to Issuer or Borrower.  Upon receipt of notice of assignment, Borrower will reflect in a book-entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee.  Issuer and Borrower agree to execute all documents, including replacement bonds, notices of assignment and chattel mortgages, which may be reasonably requested by Lender or its assignee to protect their interest in the Collateral and in this Agreement.

Section 10.02.  No Sale or Assignment by Borrower.  This Agreement and the interest of Borrower in the Collateral may not be sold, assumed, assigned or encumbered by Borrower.

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

Section 11.01.  Events of Default.  The following constitute “Events of Default” under this Agreement:

(a)

failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of 10 days;

(b)

failure by Borrower to maintain insurance on the Collateral in accordance with Section 7.06 hereof;

(c)

failure by Borrower to comply with the provisions of Sections 8.01 or 8.02 hereof;

(d)

failure by Borrower or Issuer to observe and perform any other covenant, condition or agreement contained in any Borrower Document or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Borrower or Issuer, as the case may be, specifying such failure and directing that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

(e)

initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

(f)

Borrower or Guarantor shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or Borrower or Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or Guarantor, as the case may be; or Borrower or Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or Guarantor;

(g)

determination by Lender that any representation or warranty made by Borrower, Issuer or Guarantor in any Borrower Document, in the Guaranty Agreement or in any other document executed in connection herewith was untrue in any material respect when made;

(h)

an Event of Taxability shall occur;

(i)

an amendment or termination relating to a filed financing statement describing any of the Collateral is improperly filed;

(j)

the occurrence of a default or an event of default by Borrower or Guarantor under a Material Contract;

(k)

Guarantor shall repudiate, purport to revoke or fail to perform  Guarantor’s obligations under the Guaranty Agreement or the dissolution of Guarantor;

(l)

ownership of the stock of Borrower changes during the period that the Loan is outstanding (Borrower hereby acknowledges that Lender has made its decision to enter into the transactions contemplated hereby based upon the management expertise of the current stockholders and their ownership of the stock of Borrower); or

(m)

the occurrence of a default or an event of default (however defined) under any agreement between or among Lender or any GE Capital Entity and Borrower.

Section 11.02.  Remedies on Default.  Whenever an Event of Default described in Section 11.01(f) hereof shall have occurred, the Prepayment Amount automatically shall be due and payable, whereupon the Prepayment Amount automatically shall become and be forthwith due and payable without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.  Whenever any Event of Default shall have occurred, Lender shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Lender by applicable law:

(a)

by notice to Issuer and Borrower, declare the Prepayment Amount to be forthwith due and payable, whereupon the Prepayment Amount shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

(b)

take possession of the Collateral wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Collateral for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Collateral pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys’ fees and expenses, incurred with respect to the recovery, repair and storage of the Collateral during such period of time;

(c)

take possession of the Collateral wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Collateral in a commercially reasonable manner.  All proceeds from such sale shall be applied in the following manner:

FIRST, to pay all proper and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Collateral, including reasonable attorneys’ fees and expenses;

SECOND, to pay (i) Lender the amount of all unpaid Loan Payments or other obligations (whether direct or indirect owed by Borrower to Lender), if any, which are then due and owing, together with interest and late charges thereon, (ii) Lender the then applicable Prepayment Amount (taking into account the payment of past-due Loan Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Loan Payments, from the next preceding due date of a Loan Payment until the date of payment by the buyer, and (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder; and

THIRD, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Collateral to Borrower;

(d)

proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower.  Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys’ fees; and

(e)

take whatever action at law or in equity that may appear necessary or desirable to enforce its rights with respect to the Collateral.  Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys’ fees.

Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount.

Section 11.03.  Return of Collateral.  Upon an Event of Default, Borrower shall within 10 calendar days after notice from Lender, at its own cost and expense: (a) perform any testing and repairs required to place the Collateral in the condition required by Section 7.05; (b) if deinstallation, disassembly or crating is required, cause the Collateral to be deinstalled, disassembled and crated by an authorized manufacturer’s representative or such other service person as is satisfactory to Lender; and (c) deliver the Collateral to a location specified by Lender, freight and insurance prepaid by Borrower.  If Borrower refuses to deliver the Collateral in the manner designated, Lender may enter upon Borrower’s premises where the Collateral is kept and take possession of the Collateral and charge to Borrower the costs of such taking.  Borrower hereby expressly waives any damages occasioned by such taking.

Section 11.04.  No Remedy Exclusive.  No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article.  All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

Section 11.05.  Late Charge.  Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents ($.05) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender’s written invoice therefor.

ARTICLE XII

MISCELLANEOUS

Section 12.01.  Costs and Expenses of Issuer and Lender.

(a)

Borrower agrees to pay the reasonable and necessary expenses incurred by Issuer with respect to this Agreement and any transaction or event contemplated by this Agreement, which are not otherwise required to be paid by Borrower under the terms of this Agreement.

(b)

Borrower shall pay to Lender, in addition to the Loan Payments payable by Borrower hereunder, such amounts as shall be required by Lender in payment of any reasonable out-of-pocket costs and expenses incurred by Lender in connection with the execution, performance or enforcement of this Agreement, including but not limited to payment of all reasonable fees, costs and expenses and all administrative costs of Lender in connection with the Collateral, expenses (including, without limitation, attorneys’ fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Lender or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement.  Such costs and expenses shall be billed to Borrower by Lender from time to time, together with a statement certifying that the amount so billed has been paid by Lender for one or more of the items above described, or that such amount is then payable by Lender for such items.  Amounts so billed shall be due and payable by Borrower within 30 days after receipt of the bill by Borrower.

Section 12.02.  Disclaimer of Warranties.  LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE COLLATERAL, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO.  Except as otherwise expressly provided in this Agreement, in no event shall Lender or Issuer be liable for any loss or damage in connection with or arising out of this Agreement, the Collateral or the existence, furnishing, functioning or Borrower’s use of any item or products or services provided for in this Agreement.

Section 12.03.  Notices.  All notices, certificates, requests, demands and other communications provided for under any Borrower Document shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.  All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy.  If notice to Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least 10 calendar days prior to the date of intended disposition or other action.

Section 12.04.  Further Assurance and Corrective Instruments.  Issuer and Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of any Borrower Document and any rights of Lender thereunder.

Section 12.05.  Binding Effect; Time of the Essence.  This Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns.  Time is of the essence.

Section 12.06.  Severability.  In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 12.07.  Amendments.  To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Borrower and Lender agree to amend Exhibit A to this Agreement to more specifically identify the Collateral at such time as such identification is possible.  Such amendment shall be effected by written instrument signed by Borrower and Lender.  Issuer’s consent to the amendment referred to in this paragraph shall not be required.  Such amendment may take the form of a Payment Request Form in the form attached to the Escrow Agreement as Exhibit A executed by Borrower and Lender.

Section 12.08.  Execution in Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked “Original: 1 of 4” on the execution page thereof shall constitute chattel paper under the UCC.  A purchase of this chattel paper from Issuer would violate the rights of Lender.

Section 12.09.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State.

Section 12.10.  Captions.  The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

Section 12.11.  Entire Agreement.  The Borrower Documents and the exhibits thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow Agent.  There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Project financed hereby.

Section 12.12.  Usury.  It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the Maximum Rate.

Section 12.13.  Bound Transcripts.  Within 90 days of the day of closing, Borrower shall cause to be prepared and furnished, at Borrower’s expense, to Lender and its counsel, bound transcripts containing the Borrower Documents and all other documents related thereto.

Section 12.14.  Limitations of Liability.  In no event, whether as a result of breach of contract, warranty, tort (including negligence or strict liability), indemnity or otherwise, shall Lender, its assignees, if any, or Issuer be liable for any special, consequential, incidental, punitive or penal damages, including, but not limited to, loss of profit or revenue, loss of use of the Collateral, service materials or software, damage to associated equipment, service materials or software, cost of capital, cost of substitute property, service materials or software, facilities, services or replacement power or downtime costs.

Section 12.15.  Waiver of Jury Trial.  LENDER, ISSUER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LENDER, ISSUER OR BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LENDER, ISSUER AND BORROWER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

Lender:

GE GOVERNMENT FINANCE, INC.

By:  /s/ Bruce L. Gruys

Title:  Vice President

Issuer:

CITY OF CLARKSVILLE, ARKANSAS

By:  /s/ Billy Helms

Title:  Mayor

Borrower:

GREENVILLE TUBE COMPANY

By:  /s/ Barry C. Nuss

Title:  CFO

Exhibit A to Loan Agreement

SCHEDULE OF EQUIPMENT AND LOAN PAYMENTS

Description of Equipment

Description	Vendor

Closed Loop Airless Cleaning System	Tiyoda - Serec Corporation
60-ton Water Chiller	Tiyoda - Serec Corporation
Closed Loop Airless Cleaning System	Tiyoda - Serec Corporation
Double Seal for Degreaser Door	Tiyoda - Serec Corporation
60-ton Water Chiller	Tiyoda - Serec Corporation
Spare Parts Pump Skid	Tiyoda - Serec Corporation
Closed Loop Airless Cleaning System	Tiyoda - Serec Corporation
Double Seal for Degreaser Door	Tiyoda - Serec Corporation
60-ton Water Chiller	Tiyoda - Serec Corporation
Spare Parts Pump Skid	Tiyoda - Serec Corporation
2nd Flushing Filter Housing & Assembly	Tiyoda - Serec Corporation
Waste & Pit Pumps	Tiyoda - Serec Corporation
Hot Oil System Adder	Tiyoda - Serec Corporation
Material Handling System	Tiyoda - Serec Corporation
Volcanic Model 200 Thermal Liquid Heater	Carrier Corporation
75 foot extension for degreaser equipment	Conark Builders
75 foot extension for degreaser equipment	Conark Builders
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Shipping of manufacturing parts	Conway Freight
Kick Out Gate	Abbott Plastics
Anti-Rollback Finger	Abbott Plastics
Lift Block, Kick Out Gate, & Slide Roll Down	Badger Plastic & Supply, Inc.
4 part	RnD Laser Processing, Inc.
Slide Plate 952000-0344	RnD Laser Processing, Inc.
Flange Plate Spacer & Axle	Sigma Tool & Machining, Inc.
Plates, Links, Mounting Base, Bushing, Axle, & Pusher Nose	Sigma Tool & Machining, Inc.
Plate, Bushing, Post, & Axle	Sigma Tool & Machining, Inc.
Jaw Retainer	Sigma Tool & Machining, Inc.
Wheels, Link, & Axle	Sigma Tool & Machining, Inc.
Stand	Sigma Tool & Machining, Inc.
Actuator Mount & Backer Plate	Sigma Tool & Machining, Inc.
Spindle Shaft, Link, Spacers, Washer, Spacer Posts & Handling	Sigma Tool & Machining, Inc.
Frame Plate & Bushing	Sigma Tool & Machining, Inc.
Pinch roll arm weldment	Sigma Tool & Machining, Inc.
Jaw insert, Cylinder pod mount, Modified bronze bushing	Sigma Tool & Machining, Inc.
Gusset Rail	Sigma Tool & Machining, Inc.
Cylinder mount, Support Rod	Sigma Tool & Machining, Inc.
Front frame weldment, includes 0430 & 0431	Sigma Tool & Machining, Inc.
Motor mount flange, Tube Pilot Holder	Sigma Tool & Machining, Inc.
Hook Weldment	Sigma Tool & Machining, Inc.
Back frame Weldment	Sigma Tool & Machining, Inc.
Hook Weldment	Sigma Tool & Machining, Inc.
Spacer Plate	Alpha CNC, Inc.
Base Plate, Support Washer & Freight	Alpha CNC, Inc.
Freight, Short Link Pin, & Jaw Link Pin	Alpha CNC, Inc.
Base Plate	Alpha CNC, Inc.
Guide bushing, Rear axle spacer, Retainer plate, Link axle Retainer, Short single link, Front wheel, Rear wheel axle, Front wheel axle	Alpha CNC, Inc.
Front wheel axle, Rear wheel axle, Front wheel, Front cable drive side axle, Bearing washer, Bushing washer, Guide bushing, Hook axle retainer	Alpha CNC, Inc.
Stop Backer plate, Stop Cylinder Brackett, Anti-rollback mounting plug, Actuator lug, Tie plate, Roll down support block, Slide tie plate, Bushing Housing	Alpha CNC, Inc.
Front wheel, Front wheel axle, freight	Alpha CNC, Inc.
Rear Wheel Axle	Alpha CNC, Inc.
Bearings	Motion Industries
Popular 200&300 Ser B.Brg, Saf Type Mtd. Units	Motion Industries
CNVM2-6100-YB-15, Spider CPlgs, Popular 200&300 Ser b.Brg, Saf type Mtd. Units, Bronze & Sleeve brgs	Motion Industries
05-A115-0500-B08-NN Linear Actuators	Motion Industries
Power Cable	Doig Corporation
T2AT-03A1D-DAA2 & Rod Eye	Doig Corporation
SNAK-26A1B-CAA2	Doig Corporation
SNAU-04A1D-AAA2 & SNAR-03A6D-AAA2	Doig Corporation
AKCGA00003LDWM	Doig Corporation
AKCGA00003LDWM	Doig Corporation
AKCGA00003LDWM	Doig Corporation
AKCGA00003LDWM	Doig Corporation
AKCGA00003LDWM	Doig Corporation
AKCG800003LDWM	Doig Corporation
Input Module // 8 Sink I/O	Doig Corporation
Input Module // 8 Sink I/O	Doig Corporation
Input Module // 8 Sink I/O	Doig Corporation
High-carbon steel belleville disc spring, Swivel leveling mount w/stud, Type 302 stainless steel torsion spring, Zinc-plated steel headless clevis pin	McMaster Carr
250A-1FA200MG3B1000-AB CYLINDE, freight	Advanced Hydraulics
RL952000-0195 Roll Comp, 8.0x6.75x4.00 60D-RD	Kastalon
Jaw Link/Short Link Pin	QMI
Hook Weldment	Sigma Tool & Machining, Inc.

Schedule of Loan Payments

Closing Date: December 14, 2007
Coupon Rate: 5.32%

Payment	Payment	Loan	Principal	Interest	Principal	Prepayment
Date	Number	Payment	Component	Component	Balance*	Amount*

12/14/2007	0	-	-	-	2,000,000.00	2,100,000.00
1/30/2008	1	28,636.77	15,041.21	13,595.56	1,984,958.79	2,084,206.73
2/28/2008	2	28,636.77	19,836.79	8,799.98	1,965,122.00	2,063,378.10
3/30/2008	3	28,636.77	19,924.73	8,712.04	1,945,197.27	2,042,457.13
4/30/2008	4	28,636.77	20,013.06	8,623.71	1,925,184.21	2,021,443.42
5/30/2008	5	28,636.77	20,101.79	8,534.98	1,905,082.42	2,000,336.54
6/30/2008	6	28,636.77	20,190.90	8,445.87	1,884,891.52	1,979,136.10
7/30/2008	7	28,636.77	20,280.42	8,356.35	1,864,611.10	1,957,841.66
8/30/2008	8	28,636.77	20,370.33	8,266.44	1,844,240.77	1,936,452.81
9/30/2008	9	28,636.77	20,460.64	8,176.13	1,823,780.13	1,914,969.14
10/30/2008	10	28,636.77	20,551.34	8,085.43	1,803,228.79	1,893,390.23
11/30/2008	11	28,636.77	20,642.46	7,994.31	1,782,586.33	1,871,715.65
12/30/2008	12	28,636.77	20,733.97	7,902.80	1,761,852.36	1,832,326.45
1/30/2009	13	28,636.77	20,825.89	7,810.88	1,741,026.47	1,810,667.53
2/28/2009	14	28,636.77	20,918.22	7,718.55	1,720,108.25	1,788,912.58
3/30/2009	15	28,636.77	21,010.96	7,625.81	1,699,097.29	1,767,061.18
4/30/2009	16	28,636.77	21,104.11	7,532.66	1,677,993.18	1,745,112.91
5/30/2009	17	28,636.77	21,197.67	7,439.10	1,656,795.51	1,723,067.33
6/30/2009	18	28,636.77	21,291.64	7,345.13	1,635,503.87	1,700,924.02
7/30/2009	19	28,636.77	21,386.04	7,250.73	1,614,117.83	1,678,682.54
8/30/2009	20	28,636.77	21,480.85	7,155.92	1,592,636.98	1,656,342.46
9/30/2009	21	28,636.77	21,576.08	7,060.69	1,571,060.90	1,633,903.34
10/30/2009	22	28,636.77	21,671.73	6,965.04	1,549,389.17	1,611,364.74
11/30/2009	23	28,636.77	21,767.81	6,868.96	1,527,621.36	1,588,726.21
12/30/2009	24	28,636.77	21,864.32	6,772.45	1,505,757.04	1,550,929.75
1/30/2010	25	28,636.77	21,961.25	6,675.52	1,483,795.79	1,528,309.66
2/28/2010	26	28,636.77	22,058.61	6,578.16	1,461,737.18	1,505,589.30
3/30/2010	27	28,636.77	22,156.40	6,480.37	1,439,580.78	1,482,768.20
4/30/2010	28	28,636.77	22,254.63	6,382.14	1,417,326.15	1,459,845.93
5/30/2010	29	28,636.77	22,353.29	6,283.48	1,394,972.86	1,436,822.05
6/30/2010	30	28,636.77	22,452.39	6,184.38	1,372,520.47	1,413,696.08
7/30/2010	31	28,636.77	22,551.93	6,084.84	1,349,968.54	1,390,467.60
8/30/2010	32	28,636.77	22,651.91	5,984.86	1,327,316.63	1,367,136.13
9/30/2010	33	28,636.77	22,752.33	5,884.44	1,304,564.30	1,343,701.23
10/30/2010	34	28,636.77	22,853.20	5,783.57	1,281,711.10	1,320,162.43
11/30/2010	35	28,636.77	22,954.52	5,682.25	1,258,756.58	1,296,519.28
12/30/2010	36	28,636.77	23,056.28	5,580.49	1,235,700.30	1,260,414.31
1/30/2011	37	28,636.77	23,158.50	5,478.27	1,212,541.80	1,236,792.64
2/28/2011	38	28,636.77	23,261.17	5,375.60	1,189,280.63	1,213,066.24
3/30/2011	39	28,636.77	23,364.29	5,272.48	1,165,916.34	1,189,234.67
4/30/2011	40	28,636.77	23,467.87	5,168.90	1,142,448.47	1,165,297.44
5/30/2011	41	28,636.77	23,571.92	5,064.85	1,118,876.55	1,141,254.08
6/30/2011	42	28,636.77	23,676.42	4,960.35	1,095,200.13	1,117,104.13
7/30/2011	43	28,636.77	23,781.38	4,855.39	1,071,418.75	1,092,847.13
8/30/2011	44	28,636.77	23,886.81	4,749.96	1,047,531.94	1,068,482.58
9/30/2011	45	28,636.77	23,992.71	4,644.06	1,023,539.23	1,044,010.01
10/30/2011	46	28,636.77	24,099.08	4,537.69	999,440.15	1,019,428.95
11/30/2011	47	28,636.77	24,205.92	4,430.85	975,234.23	994,738.91
12/30/2011	48	28,636.77	24,313.23	4,323.54	950,921.00	960,430.21
1/30/2012	49	28,636.77	24,421.02	4,215.75	926,499.98	935,764.98
2/28/2012	50	28,636.77	24,529.29	4,107.48	901,970.69	910,990.40
3/30/2012	51	28,636.77	24,638.03	3,998.74	877,332.66	886,105.99
4/30/2012	52	28,636.77	24,747.26	3,889.51	852,585.40	861,111.25
5/30/2012	53	28,636.77	24,856.98	3,779.79	827,728.42	836,005.70
6/30/2012	54	28,636.77	24,967.17	3,669.60	802,761.25	810,788.86
7/30/2012	55	28,636.77	25,077.86	3,558.91	777,683.39	785,460.22
8/30/2012	56	28,636.77	25,189.04	3,447.73	752,494.35	760,019.29
9/30/2012	57	28,636.77	25,300.71	3,336.06	727,193.64	734,465.58
10/30/2012	58	28,636.77	25,412.88	3,223.89	701,780.76	708,798.57
11/30/2012	59	28,636.77	25,525.54	3,111.23	676,255.22	683,017.77
12/30/2012	60	28,636.77	25,638.71	2,998.06	650,616.51	657,122.68
1/30/2013	61	28,636.77	25,752.37	2,884.40	624,864.14	631,112.78
2/28/2013	62	28,636.77	25,866.54	2,770.23	598,997.60	604,987.58
3/30/2013	63	28,636.77	25,981.21	2,655.56	573,016.39	578,746.55
4/30/2013	64	28,636.77	26,096.40	2,540.37	546,919.99	552,389.19
5/30/2013	65	28,636.77	26,212.09	2,424.68	520,707.90	525,914.98
6/30/2013	66	28,636.77	26,328.30	2,308.47	494,379.60	499,323.40
7/30/2013	67	28,636.77	26,445.02	2,191.75	467,934.58	472,613.93
8/30/2013	68	28,636.77	26,562.26	2,074.51	441,372.32	445,786.04
9/30/2013	69	28,636.77	26,680.02	1,956.75	414,692.30	418,839.22
10/30/2013	70	28,636.77	26,798.30	1,838.47	387,894.00	391,772.94
11/30/2013	71	28,636.77	26,917.11	1,719.66	360,976.89	364,586.66
12/30/2013	72	28,636.77	27,036.44	1,600.33	333,940.45	337,279.85
1/30/2014	73	28,636.77	27,156.30	1,480.47	306,784.15	309,851.99
2/28/2014	74	28,636.77	27,276.69	1,360.08	279,507.46	282,302.53
3/30/2014	75	28,636.77	27,397.62	1,239.15	252,109.84	254,630.94
4/30/2014	76	28,636.77	27,519.08	1,117.69	224,590.76	226,836.67
5/30/2014	77	28,636.77	27,641.09	995.68	196,949.67	198,919.17
6/30/2014	78	28,636.77	27,763.63	873.14	169,186.04	170,877.90
7/30/2014	79	28,636.77	27,886.71	750.06	141,299.33	142,712.32
8/30/2014	80	28,636.77	28,010.34	626.43	113,288.99	114,421.88
9/30/2014	81	28,636.77	28,134.52	502.25	85,154.47	86,006.01
10/30/2014	82	28,636.77	28,259.25	377.52	56,895.22	57,464.17
11/30/2014	83	28,636.77	28,384.54	252.23	28,510.68	28,795.79
12/30/2014	84	28,636.77	28,510.68	126.09	-	-

TOTAL		2,405,488.68	2,000,000.00	405,488.68

* After payment of Loan Payment opposite Prepayment Amount

Exhibit B to Loan Agreement

FORM OF OPINION OF COUNSEL TO BORROWER AND GUARANTOR

December 1, 2007

City of Clarksville, Arkansas

205 Walnut Street

Clarksville, AR  72830

Attn: Mayor

Greenville Tube Company

2505 Foster Avenue

P.O. Box 389

Janesville, WI  53547-0389

Attn: Barry Nuss

GE Government Finance, Inc.

Suite 470

8400 Normandale Lake Boulevard

Minneapolis, MN  55437

$2,000,000 City of Clarksville, Arkansas,

Industrial Development Revenue Bond

(Greenville Tube Company Project) Series 2007

Ladies and Gentlemen:

We have acted as counsel to Greenville Tube Company (“Borrower”) and RathGibson, Inc. (“Guarantor”) with respect to the issuance and delivery of the Bond described above (the “Bond”) and with respect to the Loan Agreement dated as of December 1, 2007 (the “Loan Agreement”) among GE Government Finance, Inc. (“Lender”), The City of Clarksville, Arkansas (“Issuer”) and Borrower and the other Borrower Documents (as defined in the Loan Agreement) and with respect to that certain Corporate Guaranty Agreement of even date herewith (the “Guaranty”) executed by Guarantor in favor of Lender and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of each of the Borrower Documents and the Guaranty.  Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

1.

Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business.

2.

Borrower has full power and authority to execute and deliver the Borrower Documents and to carry out the terms thereof.  The Borrower Documents have been duly and validly authorized, executed and delivered, are in full force and effect and are the legal, valid and binding contracts of Borrower enforceable in accordance with their respective terms (including against claims of usury), except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

3.

No consent, authorization, approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Borrower Documents, except for such action which has been duly obtained or taken and is in full force and effect.

4.

The consummation of the transactions contemplated by the Borrower Documents and the carrying out of the terms thereof will not result in violation of any provisions of the articles of incorporation or bylaws of Borrower or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Borrower is a party or by which it or its property is bound.

5.

There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Borrower is or may become a party or of which any property of Borrower is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Borrower which, if determined adversely to Borrower, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Borrower.

6.

There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of or security for the Bond, the Borrower Documents or the transactions contemplated thereby.

7.

Borrower has taken all steps legally required as a condition precedent to the execution and delivery of the Loan Agreement and to permit the commencement of the acquisition, installation and operation of the Project (as defined in the Loan Agreement).  Borrower has made all submissions to governmental authorities and has obtained, and there are currently in full force and effect, all consents, approvals, authorizations, accreditations, licenses, permits and orders of any governmental or regulatory authority that are required to be obtained by Borrower to enable the Project to be acquired and installed in accordance with the plans and specifications therefor.

8.

The provisions of the Loan Agreement are effective to create a security interest in favor of Lender in all of Borrower’s right, title and interest in and to the Collateral (as defined in the Loan Agreement) and all proceeds thereof.  Such security interest has been properly perfected and is subject to no liens or encumbrances.

9.

The Guaranty has been duly and validly executed and delivered, is in full force and effect and is the legal, valid and binding contract of Guarantor enforceable in accordance with its terms, except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

10.

Guarantor has full power and authority to execute and deliver the Guaranty and to carry out the terms thereof.  The Guaranty has been duly and validly authorized, executed and delivered, is in full force and effect and is the legal, valid and binding contract of Guarantor enforceable in accordance with its terms (including against claims of usury), except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

11.

No consent, authorization, approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Guarantor of the Guaranty, except for such action which has been duly obtained or taken and is in full force and effect.

12.

The consummation of the transactions contemplated by the Guaranty and the carrying out of the terms thereof will not result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Guarantor is a party or by which Guarantor’s property is bound.

13.

There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Guarantor is or may become a party or of which any property of Guarantor is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Guarantor which, if determined adversely to Guarantor, would not, individually or in the aggregate, have a material adverse effect on the financial position of Guarantor.

14.

There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of the Guaranty or the transactions contemplated thereby.

This opinion may be relied upon by the addressees hereto and any permitted assignee of the Bond.

Very truly yours,

Exhibit C to Loan Agreement

FORM OF OPINION OF COUNSEL TO ISSUER

December 1, 2007

City of Clarksville, Arkansas

205 Walnut Street

Clarksville, AR  72830

Attn: Mayor

Greenville Tube Company

2505 Foster Avenue

P.O. Box 389

Janesville, WI  53547-0389

Attn: Barry Nuss

GE Government Finance, Inc.

Suite 470

8400 Normandale Lake Boulevard

Minneapolis, MN  55437

$2,000,000 City of Clarksville, Arkansas,

Industrial Development Revenue Bond

(Greenville Tube Company Project) Series 2007

Ladies and Gentlemen:

We have acted as counsel to City of Clarksville, Arkansas (“Issuer”) in connection with the issuance and sale of the bond described above (the “Bond”) and with respect to the Loan Agreement dated as of December 1, 2007 (the “Loan Agreement”) among GE Government Finance, Inc. (“Lender”), Issuer and Greenville Tube Company (“Borrower”), the Escrow Agreement of even date therewith (the “Escrow Agreement”) among Lender, Issuer, Borrower and Marshall & Ilsley Trust Company, N.A., as escrow agent, the Tax Regulatory Agreement of even date therewith (the “Tax Regulatory Agreement”; the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the “Agreements”) and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of the Agreements.  Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

1.

Issuer is a political subdivision of the State of Arkansas (the “State”) under the Internal Revenue Code of 1986, as amended [or other qualified tax-exempt issuer], duly organized, existing and operating under the Constitution and laws of the State.

2.

Issuer is authorized and has power under applicable law to enter into the Agreements, to issue the Bond and to carry out its obligations thereunder and the transactions contemplated thereby.

3.

The issuance of the Bond has been duly and validly authorized, all conditions precedent to the issuance of the Bond have been fulfilled and the Bond has been issued in accordance with the laws of the State.  The Bond is the legal, valid and binding obligation of Issuer, enforceable in accordance with its terms.

4.

The Agreements have been duly authorized, approved, executed and delivered by and on behalf of Issuer and are legal, valid and binding contracts of Issuer enforceable in accordance with their terms, except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

5.

The issuance of the Bond and the authorization, approval and execution of the Agreements and all other proceedings of Issuer relating to the transactions contemplated thereby have been performed in accordance with all open meeting, public bidding and other laws, rules and regulations of the State.

6.

There is no litigation, action, suit or proceeding pending or before any court, administrative agency, arbitrator or governmental body that challenges the organization or existence of Issuer; the authority of Issuer or its officers or its employees to issue the Bond or to enter into the Agreements; the proper authorization, approval and/or execution of the Bond, the Agreements and the other documents contemplated thereby; or the ability of Issuer otherwise to perform its obligations under the Bond, the Agreements and the transactions contemplated thereby.

This opinion may be relied upon by the addressees hereto and any permitted assignee of the Bond.

Very truly yours,

Exhibit D to Loan Agreement

FORM OF OPINION OF SPECIAL TAX COUNSEL

December 1, 2007

GE Government Finance, Inc.

Suite 470

8400 Normandale Lake Boulevard

Minneapolis, MN  55437

$2,000,000 City of Clarksville, Arkansas,

Industrial Development Revenue Bond

(Greenville Tube Company Project) Series 2007

Ladies and Gentlemen:

We have acted as special counsel to GE Government Finance, Inc. (“Lender”) in connection with the issuance and delivery of the bond described above (the “Bond”) and in connection with the Loan Agreement dated as of December 1, 2007 (the “Loan Agreement”) among Lender, City of Clarksville, Arkansas (“Issuer”) and Greenville Tube Company (“Borrower”), the Escrow Agreement of even date therewith (the “Escrow Agreement”) among Lender, Issuer, Borrower and Marshall & Ilsley Trust Company, N.A., as escrow agent, and the Tax Regulatory Agreement of even date therewith (the “Tax Regulatory Agreement”; the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the “Agreements”).  In such capacity, we have examined a certified copy of a resolution adopted by Issuer (the “Resolution”) authorizing the execution and delivery of the Agreements and the issuance and delivery of the Bond.

Based upon an examination of the aforementioned documents and such other documents and opinions as we have deemed relevant and necessary as a basis for the opinions set forth herein, and in reliance thereon, it is our opinion as special tax counsel that assuming compliance with certain covenants contained in the Agreements, under the statutes, regulations, rulings and judicial decisions existing on the date of the original delivery of the Bond, the interest on the Bond, being that portion of the payments that is paid by Issuer to Lender and which is designated as and comprising interest, as provided in the Loan Agreement and the Bond, is not includable in gross income for purposes of federal income taxation; however such interest portion is a specific preference item for purposes of the alternative minimum tax provisions imposed on individuals and corporations set forth in the Internal Revenue Code of 1986, as amended.

This opinion may be relied upon by the addressee hereto and any permitted assignee of the Bond.

Very truly yours,

Exhibit E to Loan Agreement

FORM OF BOND

$2,000,000 City of Clarksville, Arkansas,

Industrial Development Revenue Bond

(Greenville Tube Company Project) Series 2007

No.:  R-1

$2,000,000.00

Maturity Date     Interest Rate

        December 30, 2014

        5.32%

The City of Clarksville, Arkansas, a political subdivision duly created and validly existing under the laws of the State of Arkansas (hereafter referred to as “Issuer”), for value received, hereby promises to pay GE Government Finance, Inc., 8400 Normandale Lake Boulevard, Suite 470, Minneapolis, Minnesota 55437, or to registered assigns, but solely from the Loan Payments hereinafter described, the principal sum of

TWO MILLION DOLLARS

in any coin or currency of the United States of America which on the date of payment thereof is the legal tender for the payment of public and private debts, and to pay, solely from such Loan Payments, in like coin and currency, interest on the principal sum from the date hereof, such interest to be at the rates, and all such payments of interest, principal or interest and principal to be payable at the time and place, in the amounts and in accordance with the terms set forth in that certain Loan Agreement dated as of December 1, 2007 (the “Loan Agreement”) among Issuer, GE Government Finance, Inc. and Greenville Tube Company (“Borrower”).  All terms used herein in capitalized form and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

This Bond is payable as to principal and prepayment premium, if any, solely from Loan Payments to be made by Borrower and is secured by, among other things, a lien on the Collateral.

This Bond shall not represent or constitute a debt or pledge of the faith and credit of Issuer, and this Bond is payable solely from the revenues pledged therefor pursuant to the Loan Agreement, and no moneys of Issuer raised by taxation shall be obligated or pledged for the payment of Loan Payments or any other amounts due under this Bond.  This Bond and the interest thereon do not constitute an indebtedness of the Issuer within the meaning of any constitutional or statutory limitation.

This Bond is subject to prepayment upon the terms and conditions set forth in the Loan Agreement.

It is hereby certified, recited and declared that all acts, conditions and things required to exist to happen and to be performed precedent to and in the issuance of this Bond exist, have happened and have been performed in regular and due form and time as required by the Constitution and laws of the State of Arkansas applicable thereto and that the issuance of this Bond is in full compliance with all Constitutional and statutory limitations, provisions and restrictions.

IN WITNESS WHEREOF, the City of Clarksville, Arkansas, has issued this Bond and has caused the same to be executed by its Mayor and the City Clerk, thereunto duly authorized (by their manual of facsimile signatures), and its corporate seal to be affixed or imprinted all as of this 1st day of December, 2007.

CITY OF CLARKSVILLE, ARKANSAS

By

Mayor

ATTEST:

_______________________________
City Clerk

(SEAL)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ________________________ (the “Transferor”) hereby sells, assigns and transfers unto _____________________________ (the “Transferee”)

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF TRANSFEREE

______________________________________________

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _________ as attorney to register the transfer of the within Bond on the books kept for registration of transfer thereof, with full power of substitution in the premises.

Date:

Signature Guaranteed:

___________________________________

NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e.. Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program.

NOTICE: No transfer will be registered and no new Bond will be issue in the name of the Transferee, unless the signature(s) to this assignment correspond(s) with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever and the Social Security or Federal Employer Identification Number of the Transferee is supplied.

E-2

Exhibit F to Loan Agreement

SCHEDULE OF PROJECT COSTS

Equipment	Project	Cost
Closed Loop Airless Cleaning System	Degreaser	$ 193,620.00
60-ton Water Chiller	Degreaser	$ 6,727.50
Closed Loop Airless Cleaning System	Degreaser	$ 258,160.00
Double Seal for Degreaser Door	Degreaser	$ 1,662.50
60-ton Water Chiller	Degreaser	$ 8,970.00
Spare Parts Pump Skid	Degreaser	$ 51,712.50
Closed Loop Airless Cleaning System	Degreaser	$ 322,700.00
Double Seal for Degreaser Door	Degreaser	$ 1,187.50
60-ton Water Chiller	Degreaser	$ 11,212.50
Spare Parts Pump Skid	Degreaser	$ 36,937.50
2nd Flushing Filter Housing & Assembly	Degreaser	$ 13,470.00
Waste & Pit Pumps	Degreaser	$ 4,800.00
Hot Oil System Adder	Degreaser	$ 7,080.00
Material Handling System	Degreaser	$ 36,000.00
Volcanic Model 200 Thermal Liquid Heater	Degreaser	$ 57,938.00
75 foot extension for degreaser equipment	Degreaser	$ 3,366.00
75 foot extension for degreaser equipment	Degreaser	$ 10,300.00
Shipping of manufacturing parts	Bench Automation	$ 1,242.47
Shipping of manufacturing parts	Bench Automation	$ 1,574.13
Shipping of manufacturing parts	Bench Automation	$ 1,102.94
Shipping of manufacturing parts	Bench Automation	$ 926.33
Shipping of manufacturing parts	Bench Automation	$ 305.00
Shipping of manufacturing parts	Bench Automation	$ 210.63
Shipping of manufacturing parts	Bench Automation	$ 305.93
Shipping of manufacturing parts	Bench Automation	$ 462.08
Shipping of manufacturing parts	Bench Automation	$ 403.97
Shipping of manufacturing parts	Bench Automation	$ 217.26
Kick Out Gate	Bench Automation	$ 521.51
Anti-Rollback Finger	Bench Automation	$ 539.34
Lift Block, Kick Out Gate, & Slide Roll Down	Bench Automation	$ 1,333.44
4 part	Bench Automation	$ 1,078.20
Slide Plate 952000-0344	Bench Automation	$ 2,652.70
Flange Plate Spacer & Axle	Bench Automation	$ 603.20
Plates, Links, Mounting Base, Bushing, Axle, & Pusher Nose	Bench Automation	$ 10,795.80
Plate, Bushing, Post, & Axle	Bench Automation	$ 13,238.90
Jaw Retainer	Bench Automation	$ 196.00
Wheels, Link, & Axle	Bench Automation	$ 4,708.00
Stand	Bench Automation	$ 1,360.00
Actuator Mount & Backer Plate	Bench Automation	$ 4,567.40
Spindle Shaft, Link, Spacers, Washer, Spacer Posts & Handling	Bench Automation	$ 3,184.80
Frame Plate & Bushing	Bench Automation	$ 4,740.00
Pinch roll arm weldment	Bench Automation	$ 3,808.00
Jaw insert, Cylinder pod mount, Modified bronze bushing	Bench Automation	$ 12,900.00
Gusset Rail	Bench Automation	$ 7,872.00
Cylinder mount, Support Rod	Bench Automation	$ 8,369.20
Front frame weldment, includes 0430 & 0431	Bench Automation	$ 2,976.00
Motor mount flange, Tube Pilot Holder	Bench Automation	$ 4,496.00
Hook Weldment	Bench Automation	$ 8,892.00
Back frame Weldment	Bench Automation	$ 5,784.00
Hook Weldment	Bench Automation	$ 5,920.00
Spacer Plate	Bench Automation	$ 212.32
Base Plate, Support Washer & Freight	Bench Automation	$ 13,973.07
Freight, Short Link Pin, & Jaw Link Pin	Bench Automation	$ 2,195.70
Base Plate	Bench Automation	$ 7,749.00
Guide bushing, Rear axle spacer, Retainer plate, Link axle Retainer, Short single link, Front wheel, Rear wheel axle, Front wheel axle	Bench Automation	$ 3,334.33
Front wheel axle, Rear wheel axle, Front wheel, Front cable drive side axle, Bearing washer, Bushing washer, Guide bushing, Hook axle retainer	Bench Automation	$ 2,355.70
Stop Backer plate, Stop Cylinder Brackett, Anti-rollback mounting plug, Actuator lug, Tie plate, Roll down support block, Slide tie plate, Bushing Housing	Bench Automation	$ 15,966.22
Front wheel, Front wheel axle, freight	Bench Automation	$ 1,403.06
Rear Wheel Axle	Bench Automation	$ 556.74
Bearings	Bench Automation	$ 8,578.21
Popular 200&300 Ser B.Brg, Saf Type Mtd. Units	Bench Automation	$ 1,233.24
CNVM2-6100-YB-15, Spider CPlgs, Popular 200&300 Ser b.Brg, Saf type Mtd. Units, Bronze & Sleeve brgs	Bench Automation	$ 6,529.14
05-A115-0500-B08-NN Linear Acuators	Bench Automation	$ 18,621.96
Power Cable	Bench Automation	$ 104.85
T2AT-03A1D-DAA2 & Rod Eye	Bench Automation	$ 2,007.10
SNAK-26A1B-CAA2	Bench Automation	$ 10,907.55
SNAU-04A1D-AAA2 & SNAR-03A6D-AAA2	Bench Automation	$ 5,599.32
AKCGA00003LDWM	Bench Automation	$ 2,648.68
AKCGA00003LDWM	Bench Automation	$ 4,847.78
AKCGA00003LDWM	Bench Automation	$ 10,357.60
AKCGA00003LDWM	Bench Automation	$ 10,357.60
AKCGA00003LDWM	Bench Automation	$ 10,357.60
AKCG800003LDWM	Bench Automation	$ 10,357.60
Input Module // 8 Sink I/O	Bench Automation	$ 4,838.18
Input Module // 8 Sink I/O	Bench Automation	$ 1,320.88
Input Module // 8 Sink I/O	Bench Automation	$ 2,642.20
High-carbon steel belleville disc spring, Swivel leveling mount w/stud, Type 302 stainless steel torsion spring, Zinc-plated steel headless clevis pin	Bench Automation	$ 5,334.55
250A-1FA200MG3B1000-AB CYLINDE, freight	Bench Automation	$ 8,647.43
RL952000-0195 Roll Comp, 8.0x6.75x4.00 60D-RD	Bench Automation	$ 4,417.48
Jaw Link/Short Link Pin	Bench Automation	$ 60.76
Hook Weldment	Bench Automation	$ 2,960.00

Additional Closed Loop Clearing System	Degreaser	$ 639,156.00
Additional Equipment & Labor for Bench Automation	Bench Automation	$ 233,237.00
TOTAL EQUIPMENT COST		$ 2,196,000

4837-1020-5697.8

Exhibit G to Loan Agreement

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

I, the undersigned, hereby certify that I am the duly qualified and acting chief financial officer of Greenville Tube Company (“Borrower”) and, with respect to Section [7.01(a)/7.01(b)] of the Loan Agreement dated as of December 1, 2007 (the “Agreement”) by and among Borrower, GE Government Finance, Inc. (“Lender”) and City of Clarksville, Arkansas (“Issuer”), that:

1.

The attached financial statements have been prepared in accordance with GAAP.

2.

I have no knowledge of any Default or Event of Default under the Agreement.

Dated: _________ __, 20__.

Borrower:

GREENVILLE TUBE COMPANY

By:

Title:  Chief Financial Officer

Date:

2